Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Second Quarter 2022

GAAP net revenue increased 2% to $858.2 million

GAAP net income per diluted share was $0.09

GAAP net cash provided by operating activities for the six-months ended September 30, 2021 was $283.7 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the six-months ended September 30, 2021 was
$56.1 million

Net Bookings increased 3% to $984.9 million

Company raises its Net Bookings outlook for fiscal year 2022 to $3.3 to $3.4 billion

Company repurchased 1.26 million shares of common stock for approximately $200 million at an average share price of $158.67

New York, NY – November 3, 2021 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for the second quarter of its fiscal year 2022, ending September 30, 2021. In addition, the Company raised its outlook for the fiscal year 2022, ending March 31, 2022, and provided its initial outlook for the third quarter of its fiscal year 2022, ending December 31, 2021. For further information, please see the second quarter fiscal 2022 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Second Quarter Fiscal 2022 Financial Highlights

GAAP net revenue increased 2% to $858.2 million, as compared to $841.1 million in last year’s fiscal second quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 8% and accounted for 66% of total GAAP net revenue. Digitally-delivered GAAP net revenue increased 7% to $779.1 million, as compared to $725.7 million in last year’s fiscal second quarter, and accounted for 91% of total GAAP net revenue. The largest contributors to GAAP net revenue were NBA® 2K22 and NBA 2K21; Grand Theft Auto® Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Borderlands® 3; Two Dots®; Sid Meier’s Civilization® VI; and Dragon City®.

GAAP net income was $10.3 million, or $0.09 per diluted share, as compared to $99.3 million, or $0.86 per diluted share, for the comparable period last year. Cost of goods sold included a $53 million impairment charge related to the Company's decision not to proceed with further development of an unannounced title in its pipeline.

During the six month-period ended September 30, 2021, GAAP net cash provided by operating activities was $283.7 million, as compared to $626.7 million in the same period last year. During the six month-period ended September 30, 2021, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $56.1 million, as compared to $536.2 million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of September 30, 2021, the Company had cash and short-term investments of $2.3 billion.

The following data, together with a management reporting tax rate of 16%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended September 30, 2021
		Financial Data
	Statement of Operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Amortization and impairment of acquired intangibles	Business acquisition	Gain (loss) on long-term investments, net
Net revenue	$858,198	126,654
Cost of goods sold	456,682	8,606	(10,366)		(13,985)
Gross profit	401,516	118,048	10,366		13,985
Operating expenses	381,365		(36,810)	(326)	(3,811)	(23,368)
Income from operations	20,151	118,048	47,176	326	17,796	23,368
Interest and other, net	(572)	935
Gain (loss) on long-term investments, net	395						(395)
Income before income taxes	19,974	118,983	47,176	326	17,796	23,368	(395)

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 116.8 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal second quarter 2022, total Net Bookings increased 3% to $984.9 million, as compared to $957.5 million during last year’s fiscal second quarter. Net Bookings from recurrent consumer spending increased 7% and accounted for 69% of total Net Bookings. Digitally-delivered Net Bookings increased 9% to $876.1 million, as compared to $806.1 million in last year’s fiscal second quarter, and accounted for 89% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K22 and NBA 2K21; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; Top Eleven; Sid Meier’s Civilization VI; and Dragon City.

Catalog accounted for $629.2 million of Net Bookings led by Grand Theft Auto, NBA 2K, Red Dead Redemption, Borderlands, Top Eleven, Sid Meier’s Civilization and Dragon City.

Management Comments

“Our second quarter results were outstanding, highlighted by Net Bookings of $985 million, which greatly exceeded our expectations and increased 3% as compared to last year,” said Strauss Zelnick, Chairman and CEO of Take-Two. “We experienced consistently strong engagement trends across our key franchises, underscoring the durability of our offerings and the deep relationships that we have established with new, existing, and returning players.”

“As a result of our better-than-expected second quarter operating results, along with our updated forecast for the balance of the year, we are raising our Net Bookings guidance for the year to $3.3 to $3.4 billion.”

“We remain highly optimistic about our ability to capitalize further on the positive trends of our industry. As we continue to harness and enhance our competitive advantages – our incredible creative talent, best-in-class marketing and technology, and strong balance sheet – we will introduce new entertainment experiences that we believe have vast commercial potential and the ability to drive long-term engagement and recurrent consumer spending. We also expect to continue to attract the very best creators who share in our vision to set new benchmarks and captivate audiences throughout the world.”

COVID-19 Update

At Take-Two, our number one priority has remained the health and safety of our employees and their families. We are taking a prudent approach relating to our return to office cadence and planning. Some of our offices are open, and we plan for the majority of our offices to reopen in the coming months. Given the evolving dynamics of the COVID-19 pandemic, we are strictly following protocols from local governments and health officials to ensure that we are adhering to their safety standards.

Due to the shelter-in-place orders that began last year, we experienced heightened levels of engagement and Net Bookings growth during our fiscal 2021 period. As the return to normalcy continues to unfold, the impact to our business, operations and financial results will depend on numerous evolving factors that we are not able to predict. The key risks to our business are set forth under the heading “Cautionary Note Regarding Forward-Looking Statements” in this release and in Take-Two’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Business and Product Highlights

Since July 1, 2021:

Take-Two:
•The Company repurchased 1.26 million shares of common stock for approximately $200 million, at an average share price of $158.67 per share.

Rockstar Games:
•On November 11th, Rockstar Games will digitally launch Grand Theft Auto: The Trilogy – The Definitive Edition for PlayStation 5, PlayStation 4, Xbox Series X|S, Xbox One, Nintendo Switch, and the Rockstar Games Launcher for PC. The Definitive Edition will feature across-the-board upgrades for all three games, including graphical improvements and modern controls for all three titles, while still maintaining the classic and distinct aesthetic of the original games. Grand Theft Auto: The Trilogy – The Definitive Edition will launch physically for consoles on December 7th and will release for iOS and Android devices in the first half of calendar 2022. As part of the 20th anniversary celebration, fans can also collect an array of special commemorative gear in Grand Theft Auto Online throughout a series of upcoming events this Fall.
•Released new free content updates for Grand Theft Auto Online:
◦On July 20th, delivered the Los Santos Tuners update, another major update for Grand Theft Auto Online’s evolving world. The Los Santos Tuners update brought a renewed focus to the underground street racing scene and introduced a host of innovative and highly requested features, including the LS Car Meet – a shared social space where players can get together to modify, test and race their cars, get tattoos, and more. The update also added 17 highly customizable vehicles, a shoppable auto workshop, new robbery Contracts and street races, and the ability to add music in a new way through collectible media sticks.
◦Rockstar Games continued to provide an array of free content for their vast and growing online communities. To celebrate Halloween, Grand Theft Auto Online added a series of random events to shock and surprise players, including driverless phantom killer cars, superhuman slashers, UFOs that bend the laws of physics, and more, including bonuses on Alien Survival modes, and a new Arcade game.
•Released new free content updates for Red Dead Online:
◦On July 13th, released the Blood Money update for Red Dead Online. The update introduced a series of criminal-themed opportunities; complex new missions, including the game's first train robbery; and The Quick Draw Club - a series of four distinct, rapid-fire passes featuring criminal-themed unlockable rewards, bonuses, and more.

◦Rockstar Games introduced new content to players following the Blood Money update, including new missions, contracts, special bonuses and rare items.
•Rockstar Games looks forward to launching the expanded and enhanced version of Grand Theft Auto V and a standalone version of Grand Theft Online for new-generation consoles in March 2022. Players will enjoy a range of technical and graphical improvements across the entire experience including performance enhancements for select vehicles in Grand Theft Auto Online, and much more.

2K:
•On September 10th, launched NBA 2K22, the next iteration of the top-rated NBA video game simulation series of the past 20 years. Global phenomenon and two-time NBA All-Star, Luka Dončić, appears on the cover of the Standard Edition and Cross-Gen Digital Bundle, while the premium NBA 75th Anniversary Edition showcases NBA legends Kareem Abdul-Jabbar, Dirk Nowitzki, and Kevin Durant. In North America, players are able to purchase a special version of the Standard Edition featuring six-time WNBA All-Star and WNBA Champion, Candace Parker on the cover and available exclusively through GameStop and EB Games. In Japan, players can also purchase a special version of the Standard Edition featuring Washington Wizards Rui Hachimura, a rising star who was the first Japanese player to not only be drafted in the first round in 2019, but also to reach the NBA Playoffs.
•Launched the NBA 2K22 Arcade Edition on Apple Arcade on October 19th. The game offers the all-new Association mode, where players can be the GM or Head Coach of their favorite NBA Franchises and build their own NBA dream teams, as well as other popular modes including MyCOURT, Online Multiplayer mode, and MyCAREER.
•Announced Season 4 of NBA 2K Mobile, which includes a new Courtside Pass to unlock exclusive rewards, updated player likenesses and jerseys, card stats to reflect the current NBA season, and more.
•In September, PGA TOUR 2K21 surpassed 2.5 million units sold-in around the globe, a key milestone for the series. Alongside this announcement, 2K and HB Studios revealed the theme for its all-new custom courses coming to multiplayer playlists, as well as a collaboration with lifestyle brand and gaming collective 100 Thieves.
•On October 14th, 2K and HB Studios launched the PGA TOUR 2K21 Baller Edition, which includes the base game, all previously released DLC courses and game modes, an assortment of exclusive adidas apparel and gear, and the Golden Touch Pack featuring a gold putter and driver.
•2K and Visual Concepts revealed new details behind WWE 2K22, which is planned for launch in March 2022. WWE 2K22 promises new controls, incredible graphics, and a redesigned engine for the most impressive WWE 2K experience to date. As part of the game’s development process, 85% of the in-game roster has taken part in facial scanning for ultra-realistic and updated character models, and more than 3,400 new animations have been captured.
•WWE SuperCard released content updates, including new card tiers, rewards and the return of John Cena with a “Summer of Cena” gift redeemable for a limited time.
•Announced that, for the first time ever, the Borderlands 3 Ultimate Edition will be available in physical disc form for PlayStation 5 and Xbox Series X. Borderlands 3 Ultimate Edition will be released on November 12th and feature the award-winning base game plus all six content add-ons and the full collection of bonus cosmetic packs. The PlayStation 5 and Xbox Series X versions are optimized to take full advantage of the new-gen hardware's processing power.
•Announced that Tiny Tina’s Wonderlands, a new franchise from 2K and Gearbox, will be released in March 2022. The game is an epic adventure full of whimsy, wonder, and high-powered weaponry set in a chaotic fantasy world where magic, broadswords, and bullets collide. Tiny Tina’s Wonderlands is a full experience with a rich, story-driven co-op campaign and repeatable end-game content.
•2K and Marvel Entertainment announced Marvel's Midnight Suns, a new tactical RPG set in the darker side of the Marvel Universe that brings players face-to-face against supernatural forces as they team up with and live among the Midnight Suns, Earth’s last line of defense against the underworld. Marvel’s Midnight Suns is now expected to launch in the second half of Calendar 2022 (Fiscal Year 2023), as compared to prior expectations of March 2022 (Fiscal Year 2022).
•2K has expanded its presence in Montréal, Québec to support several of its business units, including Global Services, an internal team responsible for artists, animators, motion capture and visual effects specialists, project managers, sound designers, user researchers, and more who work across the label’s growing portfolio of original franchises and licensed products.
•2K Foundations, in partnership with the Municipality of Ljubljana and Dallas Mavericks All-Star Guard Luka Dončić, unveiled its latest project in Ljubljana, Slovenia. Together, they refurbished the athlete’s childhood court and added new seating and lighting. 2K Foundations is the philanthropic arm of 2K that supports and inspires underserved communities by directly investing in local enrichment programs.

Private Division:
•On August 13th, Private Division and Supergiant Games partnered together to release a physical edition of Hades for PlayStation and Xbox platforms. Hades is a winner of over 50 “Game of the Year” awards and is currently Metacritic’s highest rated game for the PlayStation 5 and Xbox Series X.
•On September 8th, released Murder on Eridanos, the final expansion for The Outer Worlds, for the Nintendo Switch.
•On September 24th, released Kerbal Space Program Enhanced Edition for PlayStation 5 and Xbox Series X|S. The title contains multiple hardware advancements and developments, which allow for an upgraded resolution, improved frame-rate, advanced shaders, better textures, and additional performance improvements.

•OlliOlli World, the skateboarding action-platformer from Roll7 remains on track to launch this winter in fiscal Q4 for PlayStation 4, PlayStation 5, Xbox One, Xbox Series X|S, PC and Nintendo Switch.

T2 Mobile Games:
•Continued the integration of Socialpoint, Playdots, and Nordeus into “T2 Mobile Games.” This new structure is helping Take-Two’s mobile teams achieve cost synergies and share best practices.
•Many of our mobile games launched new features, challenges, and marketing activations to drive player engagement. Our studios will continue to introduce new enhancements to their games this year to further optimize the player experience.
•Nordeus released Top Eleven 2022, the latest installment of their mobile title that is the world’s most successful soccer management game of all time. Top Eleven 2022 delivers significant updates to the gameplay and soccer management experience.

Outlook for Fiscal 2022

Take-Two is raising its outlook for the fiscal year ending March 31, 2022 and providing its initial outlook for its fiscal third quarter ending December 31, 2021:

Fiscal Year Ending March 31, 2022

•GAAP net revenue is expected to range from $3.35 to $3.45 billion
•GAAP net income is expected to range from $320 to $350 million
•GAAP diluted net income per share is expected to range from $2.75 to $3.00
•Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 116.6 million(1)
•Net cash provided by operating activities is expected to be over $380 million
•Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $400 million (2)
•Capital expenditures are expected to be approximately $170 million
•Net Bookings (operational metric) are expected to range from $3.3 to $3.4 billion

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ended March 31, 2022
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)	Gain on long-term investments, net	Amortization and impairment of acquired intangibles	Reorganization & acquisition
Net revenue	$3,350 to $3,450	$(50)
Cost of goods sold	$1,506 to $1,551	$2	$(40)		$(50)
Operating expenses	$1,468 to $1,488		$(130)		$(15)	$(23)
Interest and other, net	$(3)			$2
Income before income taxes	$379 to $414	$(52)	$170	$(2)	$65	$23

Third Quarter Ending December 31, 2021

•GAAP net revenue is expected to range from $840 to $890 million
•GAAP net income is expected to range from $99 to $111 million
•GAAP diluted net income per share is expected to range from $0.85 to $0.95
•Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 116.3 million (4)
•Net Bookings (operational metric) are expected to range from $800 to $850 million

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended December 31, 2021
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of intangible assets
Net revenue	$840 to $890	$(40)
Cost of goods sold	$344 to $370		$(9)	$(12)
Operating expenses	$378 to $388		$(30)	$(3)
Interest and other, net
Income before income taxes	$118 to $132	$(40)	$39	$15

1)Includes 115.5 million basic shares and 1.1 million shares representing the potential dilution from unvested employee stock grants.
2)Adjusted for changes in restricted cash.
3)The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
4)Includes 115.3 million basic shares and 1.0 million shares representing the potential dilution from unvested employee stock grants.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; a stable economic environment; continued consumer acceptance of Xbox One and PlayStation 4, as well as continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following have been released since July 1, 2021:

Label	Product	Platforms	Release Date
Rockstar Games	Red Dead Redemption Online: Blood Money Update	PS4, Xbox One, PC	July 13, 2021
Rockstar Games	Grand Theft Auto Online: Los Santos Tuners Update	PS4, Xbox One, PC	July 20, 2021
Private Division	Hades (physical release)	PS4, PS5, Xbox One, Xbox Series X	August 13, 2021
Private Division	The Outer Worlds: Murder on Eridanos (DLC)	Switch	September 8, 2021
2K	NBA 2K22	PS4, PS5, Xbox One, Xbox Series X|S, PC, Switch	September 10, 2021
Private Division	Kerbal Space Program Enhanced Edition	PS5, Xbox Series X|S	September 24, 2021
2K	Mafia III: Definitive Edition	Stadia	October 1, 2021
Nordeus	Top Eleven 2022	iOs, Android	October 11, 2021
2K	PGA TOUR 2K21 Baller Edition	PS4, Xbox One, PC	October 14, 2021
2K	NBA 2K22 Arcade Edition	Apple Arcade	October 19, 2021

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
Rockstar Games	Grand Theft Auto: The Trilogy — The Definitive Edition (digital release)	PS4, PS5, Xbox One, Xbox Series X|S, Switch	November 11, 2021
2K	Borderlands 3 Ultimate Edition (physical only)	PS5, Xbox Series X	November 12, 2021
Rockstar Games	Grand Theft Auto: The Trilogy – The Definitive Edition (physical release)	PS4, PS5, Xbox One, Xbox Series X, Switch	December 7, 2021
Private Division	OlliOlli World	PS4, PS5, Xbox One, Xbox Series X|S, Switch (digital only)	Q4 Fiscal 2022
2K	Tiny Tina's Wonderlands	PS4, PS5, Xbox One, Xbox Series X|S, PC	March 25, 2022
Rockstar Games	Grand Theft Auto V: Expanded and Enhanced	PS5, Xbox Series X|S	March 2022
Rockstar Games	Grand Theft Auto Online – Standalone	PS4, PS5, Xbox One, Xbox Series X|S, PC	March 2022
2K	WWE 2K22	TBA	March 2022
Rockstar Games	Grand Theft Auto: The Trilogy — The Definitive Edition (mobile release)	iOS, Android	First Half of Calendar 2022
2K	Marvel's Midnight Suns	PS4, PS5, Xbox One, Xbox Series X|S, PC	Second Half of Calendar 2022 (Fiscal 2023)
Private Division	Kerbal Space Program 2	PS4, PS5, Xbox One, Xbox Series X|S, PC	Fiscal 2023

Share Repurchase Authorization

In November, the Company's Board of Directors authorized an increase of 7.4 million shares to the number of its shares of common stock that the Company is permitted to repurchase, resulting in an aggregate of 10 million shares remaining available for repurchase as of the date of the additional authorization. The authorization permits the Company to purchase shares from time to time through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws. It does not obligate the Company to make any purchases at any specific time or situation. Repurchases are subject to the availability of stock, prevailing market conditions, the trading price of the stock, the Company's financial performance and other conditions. The program may be suspended or discontinued at any time for any reason. As of October 22, 2021, the Company had approximately 115.3 million common shares outstanding.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.
This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended September 30, 2021.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and T2 Mobile Games. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.
Cautionary Note Regarding Forward-Looking Statements
Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.
Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Net revenue	$858,198	$841,142	$1,671,544	$1,672,452
Cost of goods sold:
Internal royalties	159,586	127,804	304,964	341,867
Software development costs and royalties	144,869	142,771	231,906	290,818
Licenses	86,130	92,944	136,534	148,963
Product costs	66,097	68,986	112,993	127,546
Total cost of goods sold	456,682	432,505	786,397	909,194
Gross profit	401,516	408,637	885,147	763,258

Selling and marketing	136,019	113,691	239,873	198,470
General and administrative	127,331	91,433	231,778	193,606
Research and development	101,508	74,216	193,802	147,324
Depreciation and amortization	16,181	13,691	28,646	26,109
Business reorganization	326	239	423	239
Total operating expenses	381,365	293,270	694,522	565,748
Income from operations	20,151	115,367	190,625	197,510
Interest and other, net	(572)	2,706	(1,599)	10,924
Gain (loss) on long-term investments, net	395	(655)	2,392	(655)
Income before income taxes	19,974	117,418	191,418	207,779
Provision for income taxes	9,677	18,097	28,865	19,953
Net income	$10,297	$99,321	$162,553	$187,826

Earnings per share:
Basic earnings per share	$0.09	$0.87	$1.40	$1.65
Diluted earnings per share	$0.09	$0.86	$1.39	$1.63
Weighted average shares outstanding
Basic	115,757	114,444	115,727	114,153
Diluted	116,803	115,414	116,891	115,245
Computation of Basic EPS:
Net income	$10,297	$99,321	$162,553	$187,826
Weighted average shares outstanding - basic	115,757	114,444	115,727	114,153
Basic earnings per share	$0.09	$0.87	$1.40	$1.65
Computation of Diluted EPS:
Net income	$10,297	$99,321	$162,553	$187,826
Weighed average shares outstanding - basic	115,757	114,444	115,727	114,153
Add: dilutive effect of common stock equivalents	1,046	970	1,164	1,092
Weighted average common shares outstanding - diluted	116,803	115,414	116,891	115,245
Diluted earnings per share	$0.09	$0.86	$1.39	$1.63

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2021	March 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$856,901	$1,422,884
Short-term investments	1,440,631	1,308,692
Restricted cash and cash equivalents	754,368	538,822
Accounts receivable, net of allowances of $350 and $350 at September 30, 2021 and March 31, 2021, respectively	804,468	552,762
Inventory	12,579	17,742
Software development costs and licenses	54,540	43,443
Deferred cost of goods sold	12,601	15,524
Prepaid expenses and other	307,370	320,646
Total current assets	4,243,458	4,220,515

Fixed assets, net	231,230	149,364
Right-of-use assets	208,751	164,763
Software development costs and licenses, net of current portion	621,470	490,892
Goodwill	662,585	535,306
Other intangibles, net	288,090	121,591
Deferred tax assets	74,994	90,206
Long-term restricted cash and cash equivalents	103,437	98,541
Other assets	185,016	157,040
Total assets	$6,619,031	$6,028,218

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$83,401	$71,001
Accrued expenses and other current liabilities	1,499,898	1,204,090
Deferred revenue	951,612	928,029
Lease liabilities	31,962	31,595
Total current liabilities	2,566,873	2,234,715
Non-current deferred revenue	51,531	37,302
Non-current lease liabilities	207,437	159,671
Non-current software development royalties	112,459	110,127
Other long-term liabilities	211,063	154,511
Total liabilities	3,149,363	2,696,326
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000 shares authorized; no shares issued and outstanding at September 30, 2021 and March 31, 2021	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 138,891 and 137,584 shares issued and 115,210 and 115,163 outstanding at September 30, 2021 and March 31, 2021, respectively	1,390	1,376
Additional paid-in capital	2,475,085	2,288,781
Treasury stock, at cost; 23,681 and 22,421 common shares at September 30, 2021 and March 31, 2021, respectively	(1,020,584)	(820,572)
Retained earnings	2,033,524	1,870,971
Accumulated other comprehensive loss	(19,747)	(8,664)
Total stockholders' equity	$3,469,668	$3,331,892
Total liabilities and stockholders' equity	$6,619,031	$6,028,218

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended September 30,
	2021	2020
Operating activities:
Net income	$162,553	$187,826
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of software development costs and licenses	95,339	72,969
Impairment of software development costs and licenses	65,049	19,695
Depreciation	28,436	25,826
Amortization and impairment of intellectual property	33,668	11,801
Stock-based compensation	96,196	98,719
Other, net	2,067	(2,631)
Changes in assets and liabilities:
Accounts receivable	(242,844)	(189,477)
Inventory	5,155	(7,266)
Software development costs and licenses	(263,235)	(127,290)
Prepaid expenses and other assets	(35,745)	65,296
Deferred revenue	32,672	284,441
Deferred cost of goods sold	3,018	4,753
Accounts payable, accrued expenses and other liabilities	301,350	182,083
Net cash provided by operating activities	283,679	626,745
Investing activities:
Change in bank time deposits	1,021	(218,239)
Proceeds from available-for-sale securities	353,399	260,729
Purchases of available-for-sale securities	(492,582)	(435,511)
Purchases of fixed assets	(111,192)	(25,021)
Purchases of long-term investments	(3,122)	(9,100)
Business acquisitions	(131,617)	(75,482)
Net cash used in investing activities	(384,093)	(502,624)
Financing activities:
Tax payment related to net share settlements on restricted stock awards	(53,370)	(48,202)
Issuance of common stock	9,230	6,503
Loan repayment	(234)	—
Repurchase of common stock	(200,012)	—
Net cash used in financing activities	(244,386)	(41,699)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	(741)	8,966
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(345,541)	91,388
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year	2,060,247	1,993,392
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$1,714,706	$2,084,780

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$514,920	60%	$503,583	60%
International	343,278	40%	337,559	40%
Total net revenue	$858,198	100%	$841,142	100%

Net Bookings by geographic region
United States	$603,744	61%	$612,813	64%
International	381,108	39%	344,721	36%
Total Net Bookings	$984,852	100%	$957,534	100%

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$779,097	91%	$725,684	86%
Physical retail and other	79,101	9%	115,458	14%
Total net revenue	$858,198	100%	$841,142	100%

Net Bookings by distribution channel
Digital online	$876,059	89%	$806,090	84%
Physical retail and other	108,793	11%	151,444	16%
Total Net Bookings	$984,852	100%	$957,534	100%

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Console	$596,080	70%	$641,269	76%
PC and other	147,002	17%	138,686	17%
Mobile	115,116	13%	61,187	7%
Total net revenue	$858,198	100%	$841,142	100%

Net Bookings by platform mix
Console	$724,337	74%	$761,450	80%
PC and other	154,584	16%	133,205	14%
Mobile	$105,931	10%	62,879	6%
Total Net Bookings	984,852	100%	$957,534	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Six Months Ended September 30, 2021		Six Months Ended September 30, 2020
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$1,008,106	60%	$974,073	58%
International	663,438	40%	698,379	42%
Total net revenue	$1,671,544	100%	$1,672,452	100%

Net Bookings by geographic region
United States	$1,022,559	60%	$1,199,927	61%
International	673,723	40%	753,857	39%
Total Net Bookings	$1,696,282	100%	$1,953,784	100%

	Six Months Ended September 30, 2021		Six Months Ended September 30, 2020
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$1,519,903	91%	$1,461,260	87%
Physical retail and other	151,641	9%	211,192	13%
Total net revenue	$1,671,544	100%	$1,672,452	100%

Net Bookings by distribution channel
Digital online	$1,556,444	92%	$1,727,151	88%
Physical retail and other	139,838	8%	226,633	12%
Total Net Bookings	$1,696,282	100%	$1,953,784	100%

	Six Months Ended September 30, 2021		Six Months Ended September 30, 2020
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Console	$1,198,523	72%	$1,252,954	75%
PC and other	275,647	16%	303,946	18%
Mobile	197,374	12%	115,552	7%
Total net revenue	$1,671,544	100%	$1,672,452	100%

Net Bookings by platform mix
Console	$1,215,864	72%	$1,484,249	76%
PC and other	284,698	16%	339,757	16%
Mobile	195,720	12%	129,778	8%
Total Net Bookings	$1,696,282	100%	$1,953,784	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in thousands)

Three Months Ended September 30, 2021	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$858,198	$159,586	$144,869	$86,130	$66,097	$136,019
Net effect from deferred revenue and related cost of goods sold	126,654		6,439	530	1,637
Stock-based compensation			(10,366)			(7,134)
Amortization and impairment of acquired intangibles			(13,985)			(1,833)

Three Months Ended September 30, 2021	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$127,331	$101,508	$16,181	$326	$(572)	$395
Net effect from deferred revenue and related cost of goods sold					935
Stock-based compensation	(16,666)	(13,010)
Amortization and impairment of acquired intangibles		(1,643)	(335)
Impact of business reorganization				(326)
Acquisition related expenses	(23,368)
Gain on long-term investments, net						(395)

Three Months Ended September 30, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$841,142	$127,804	$142,771	$92,944	$68,986	$113,691
Net effect from deferred revenue and related cost of goods sold	116,392		16,209	(3,994)	1,235
Stock-based compensation			(19,396)			(4,439)
Amortization and impairment of acquired intangibles			(4,411)			(517)

Three Months Ended September 30, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$91,433	$74,216	$13,691	$239	$2,706	$(655)
Net effect from deferred revenue and related cost of goods sold					(1,669)
Stock-based compensation	(13,830)	(7,643)
Amortization and impairment of acquired intangibles		(1,684)	(163)
Impact of business reorganization				(239)
Acquisition related expenses	(2,512)
Loss on long-term investments						(655)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in thousands)
Six Months Ended September 30, 2021	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$1,671,544	$304,964	$231,906	$136,534	$112,993	$239,873
Net effect from deferred revenue and related cost of goods sold	24,737		3,580	393	(3,500)
Stock-based compensation			(22,386)			(15,167)
Amortization and impairment of acquired intangibles			(25,096)			(3,650)

Six Months Ended September 30, 2021	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$231,778	$193,802	$28,646	$423	$(1,599)	$2,392
Net effect from deferred revenue and related cost of goods sold					325
Stock-based compensation	(33,863)	(24,780)
Amortization and impairment of acquired intangibles		(3,350)	(706)
Impact of business reorganization				(423)
Acquisition related expenses	(25,554)
Gain on long-term investments, net						(2,392)
Six Months Ended September 30, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$1,672,452	$341,867	$290,818	$148,963	$127,546	$198,470
Net effect from deferred revenue and related cost of goods sold	281,331		20,260	(4,444)	(3,589)
Stock-based compensation			(48,429)			(9,167)
Amortization and impairment of acquired intangibles			(7,694)			(517)

Six Months Ended September 30, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$193,606	$147,324	$26,109	$239	$10,924	$(655)
Net effect from deferred revenue and related cost of goods sold					(2,430)
Stock-based compensation	(27,030)	14,093
Amortization and impairment of acquired intangibles		(3,237)	(283)
Impact of business reorganization				(239)
Acquisition related expenses	(2,512)
Loss on long-term investments						(655)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in thousands)

	Six Months Ended September 30,
	2021	2020
Net cash from operating activities	$283,679	$626,745
Net change in Restricted cash (1)	(227,573)	(90,513)
Adjusted Unrestricted Operating Cash Flow	$56,106	$536,232

	FY 2022	FY 2021
Restricted cash beginning of period (4/1)	$637,363	$635,728
Restricted cash end of period (9/30)	857,805	739,681
Restricted cash related to acquisitions	7,131	(13,440)
(1) Net change in Restricted cash	$(227,573)	$(90,513)